Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

Axos Financial, Inc.
Las Vegas, NV

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 27, 2019, relating to the consolidated financial statements and the effectiveness of Axos Financial, Inc.’s (the “Company”) internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019.

/s/ BDO USA LLP

San Diego, California
November 22, 2019